                                   EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                                   QUARTER ENDED
                                                                                       -----------------------------------

                                                                                           MAY 31,               JUNE 1,
                                                                                            1997                  1996
                                                                                       -------------         -------------
PRIMARY:

    Net income (loss) before extraordinary gain. . . . . . . . . . . . . . . . .       $     855,547         $    (218,353)

    Extraordinary gain . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             104,720                   ---
                                                                                       -------------         -------------

    Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $     960,267         $    (218,353)
                                                                                       -------------         -------------
                                                                                       -------------         -------------

    Weighted average common shares outstanding . . . . . . . . . . . . . . . . .           4,432,588             3,793,312

    Common stock equivalents: (stock options and warrants) . . . . . . . . . . .             344,112                   ---
                                                                                       -------------         -------------

    Weighted average number of common shares
    and common share equivalents outstanding . . . . . . . . . . . . . . . . . .           4,776,700             3,793,312
                                                                                       -------------         -------------
                                                                                       -------------         -------------

EARNINGS PER SHARE:

    Net income (loss) before extraordinary gain. . . . . . . . . . . . . . . . .       $        0.18         $       (0.06)

    Extraordinary gain . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                0.02                   ---
                                                                                       -------------         -------------

    Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $        0.20         $       (0.06)
                                                                                       -------------         -------------
                                                                                       -------------         -------------


The Company's common stock has traded on the NASDAQ National Stock Market under the symbol "BFCI" since March 31, 1992. Prior to that date there was no public market for the Company's common stock.



Note:   The calculation of fully diluted earnings per share results in the same earnings per share shown above.


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